CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-292689 on Form S-6 of our report dated March 13, 2026, relating to the financial statement of FT 12774, comprising Vest Small Cap Buffered 20 Portfolio, Series 20, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 13, 2026